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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                February 18, 2005




                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)




     Delaware                         1-8351                     31-0791746
 (State or other             (Commission File Number)         (I.R.S. Employer
 jurisdiction of                                               Identification
  incorporation)                                                   Number)




     2600 Chemed Center, 255 East 5th Street, Cincinnati, OH        45202
            (Address of principal executive offices)             (Zip Code)



               Registrant's telephone number, including area code:
                                 (513) 762-6900




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Item 1.02   Termination of a Material Definitive Agreement.

            The Registrant announced February 18, 2005 that on February 18, 2005 it redeemed the entire $110 million aggregate principal amount of its Floating Rate Senior Secured Notes ("Notes") due 2010 pursuant to the terms of its indenture dated February 24, 2004. Under the terms of the indenture, the Registrant paid a prepayment penalty of $1.1 million. In addition, the Company will write off in the first quarter of 2005 approximately $2.3 million of unamortized deferred debt issuance costs, incurred in connection with the issuance of the Notes in 2004.

            The Registrant's press release, dated May 18, 2004, is attached as an exhibit to this report.


Item 9.01   Financial Statements and Exhibits.

            c)       Exhibits
                     (99.1) Registrant's press release dated February 18, 2005.




                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              CHEMED CORPORATION


Dated:   February 23, 2005                    By: /s/ Arthur V. Tucker, Jr.
        ------------------                        --------------------------
                                                  Arthur V. Tucker, Jr.
                                                  Vice President and Controller






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